UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2015

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

525 French Road

Utica, New York 13502

(Address of principal executive offices, including zip code)

(315) 797-8375

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of CONMED Corporation was held on May 28, 2015 (the “Annual Meeting”). Holders of Common Stock were entitled to elect seven directors. On all matters which came before the Annual Meeting, holders of Common Stock were entitled to one vote for each share held. Proxies for 26,460,226 of the 27,594,686 shares of Common Stock entitled to vote were received in connection with the Annual Meeting.

The following table sets forth the names of the seven persons elected at the Annual Meeting to serve as directors until the first annual meeting of shareholders following the end of the Company’s fiscal year ending December 31, 2015 and the number of votes cast for, against or withheld with respect to each person.

Election of Directors

Director	Votes Received	Votes Withheld	Broker Non-Votes

Brian P. Concannon	25,184,493	277,192	998,541
Charles M. Farkas	25,201,638	260,047	998,541
Jo Ann Golden	25,203,868	257,817	998,541
Curt R. Hartman	25,199,091	262,594	998,541
Dirk M. Kuyper	25,172,940	288,745	998,541
Jerome M. Lande	22,759,788	2,701,897	998,541
Mark E. Tryniski	25,188,573	273,112	998,541

Management Proposals

	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015	26,176,793	279,243	4,190	—

Approve advisory vote on Named Executive Officer compensation	24,791,515	641,624	28,546	998,541

Approve the Amended and Restated 2015 Long-Term Incentive Plan	18,734,184	6,699,422	28,079	998,541

Item 8.01 Other Events

On May 28, 2015, CONMED Corporation announced it will be paying a quarterly cash dividend of $0.20 per share on July 6, 2015 to all shareholders of record as of June 15, 2015.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	/s/ Luke A. Pomilio
Name:	Luke A. Pomilio
Title:	Executive Vice President – Finance and Chief Financial Officer

Date: May 28, 2015